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As filed with the Securities and Exchange Commission on January 6, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DEPOMED, INC.
(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	94-3229046 (I.R.S. Employer Identification No.)
1360 O'Brien Drive, Menlo Park, California 94025 (650) 462-5900 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

John W. Fara, Ph.D.
Chairman, President and Chief Executive Officer
1360 O'Brien Drive, Menlo Park, California 94025 (650) 462-5900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen C. Ferruolo
Matthew M. Gosling
Heller Ehrman White & McAuliffe LLP
4350 La Jolla Village Drive, 7th Floor
San Diego, California 92122-1246
Telephone: (858) 450-8400
Facsimile: (858) 450-8499

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as the Registrant shall determine.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☒

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Offering Price	Amount of Registration Fee(1)

Common Stock, no par value(2)	$3,774,500(3)	$444.26

(1)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)
This Registration Statement registers an indeterminate number of shares of common stock that the Registrant may sell from time to time. The maximum offering price for all such shares that may be sold from time to time pursuant to this Registration Statement shall not exceed $3,774,500.

(3)
The Registrant previously registered an aggregate $60,000,000 of its Common Stock on a Registration Statement on Form S-3 (File No. 333-108973), for which a filing fee of $4,854 was previously paid. The Registrant certifies to the Securities and Exchange Commission (the "Commission") that it has instructed its bank to pay to the Commission the filing fee of $444.26 for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on January 7, 2005); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount required.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

        This Registration Statement on Form S-3 relates to the public offering of common stock of Depomed, Inc. contemplated by the Registration Statement on Form S-3 (File No. 333-108973), as amended (the "Prior Registration Statement"), declared effective on October 22, 2003 by the Securities and Exchange Commission, and is filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, solely to increase the dollar amount of securities registered under the Prior Registration Statement by $3,774,500. The contents of the Prior Registration Statement, including all exhibits thereto, are hereby incorporated by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Menlo Park, California, on January 6, 2005.

DEPOMED, INC.
By:	/s/ JOHN W. FARA, PH.D. John W. Fara, Ph.D. Chairman, President and Chief Executive Officer
Signature	Title	Date

/s/ JOHN W. FARA, PH.D. John W. Fara, Ph.D.	Chairman, President and Chief Executive Officer (Principal Executive Officer)	January 6, 2005
/s/ JOHN F. HAMILTON John F. Hamilton	Vice President, Finance and Chief Financial Officer (Principal Accounting and Financial Officer)	January 6, 2005
/s/ JOHN W. SHELL, PH.D. John W. Shell, Ph.D.	Director	January 6, 2005
/s/ G. STEVEN BURRILL G. Steven Burrill	Director	January 6, 2005
/s/ GERALD T. PROEHL Gerald T. Proehl	Director	January 6, 2005
/s/ CRAIG R. SMITH, M.D. Craig R. Smith, M.D.	Director	January 6, 2005
/s/ PETER D. STAPLE Peter D. Staple	Director	January 6, 2005
/s/ JULIAN N. STERN Julian N. Stern	Director	January 6, 2005

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DEPOMED, INC.

EXHIBIT INDEX

Exhibit Number		Description of Exhibit
5.1		Opinion of Heller Ehrman White & McAuliffe LLP
10.1	(1)	Placement Agency Agreement
23.1		Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5.1)
23.2		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

(1)
To be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

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EXPLANATORY NOTE
SIGNATURES
DEPOMED, INC. EXHIBIT INDEX